UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2016

PERCEPTRON, INC.
(Exact name of registrant as specified in its charter)

Michigan	0-20206	38-2381442
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

47827 Halyard Drive, Plymouth, MI 48170-2461

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (734) 414-6100

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On November 10, 2016, the Board of Directors approved the reinstatement of the payment of Board of Director retainer and meeting fees, effective December 2, 2016. All the members of the Board of Directors have indicated that they will elect under the Company’s 2004 Stock Incentive Plan to purchase Common Stock in lieu of their cash board retainer and meeting fees for calendar year 2017.

The Board of Director retainer and meeting fees will remain the same as in effect prior to the suspension of such fees in March 2016 as follows:

Type of Compensation	Director
Board Annual Retainer	$45,000
Committee Chair Annual Retainers:
Audit and Management Development	$ 8,000
Nominating	$ 5,000
Committee Members Annual Retainers Per Committee:	$ 3,000

The annual cash retainers identified above are typically paid quarterly on September 1, December 1, March 1 and June 1. All Eligible Directors, other than the Board Chair, also receive $1,250 for each Board meeting attended. The Board of Directors kept the Board Chair retainer fee at the reduced annual amount of $100,000 set in March 2016 and approved a six month $25,000 additional retainer fee to be paid to the Board Chair starting with the appointment by the Board of a new President and Chief Executive Officer. The Board of Directors approved a six month $25,000 additional director retainer fee to be paid to Mr. Taylor.

Item 5.07.	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The Company’s 2016 Annual Meeting of Shareholders (the “2016 Annual Meeting”) was held on November 10, 2016 at the Company’s headquarters in Plymouth, Michigan. Of the 9,371,063 shares of the Company’s Common Stock issued, outstanding and entitled to vote at the 2016 Annual Meeting, a total of 8,563,104 shares (or approximately 91.37%) were represented in person or by proxy at the meeting. Set forth below are the final voting results for the proposals voted on at the 2016 Annual Meeting.

1.	Election of seven nominees to the Company’s Board of Directors for a one-year term expiring at the 2017 Annual Meeting of Shareholders, or until their successors are duly elected and qualified:

Nominee	For	Number of Shares Withheld	Broker Non-Votes
John F. Bryant	6,802,254	221,105	1,539,745
W. Richard Marz	5,701,582	1,321,777	1,539,745
C. Richard Neely, Jr.	5,775,673	1,247,686	1,539,745
Robert S. Oswald	5,391,748	1,631,611	1,539,745
James A. Ratigan	6,808,162	215,197	1,539,745
Terryll R. Smith	5,476,092	1,547,267	1,539,745
William C. Taylor	6,813,686	209,663	1,539,745

As a result, each nominee was elected by the Company’s shareholders, as recommended by the Board of Directors.

2.	Approval of an advisory vote on executive compensation (“Say-on-Pay”):

For	Against	Abstain	Broker Non-Votes
5,608,509	1,400,526	14,324	1,539,745

As a result, the non-binding resolution to approve the compensation of the Company’s named executive officers was approved by the shareholders on an advisory basis, as recommended by the Board of Directors.

3.	Ratification of the selection of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2016:

For	Against	Abstain
8,545,830	11,792	5,482

As a result, the selection of BDO USA, LLP was ratified and approved by the Company’s shareholders, as recommended by the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERCEPTRON, INC.

Date: November 17, 2016	/s/ David L. Watza
	By:	David L. Watza
	Its:	Senior Vice President, Finance and Chief Financial Officer